    U S WEST SAVINGS AND SECURITY PLAN/ESOP FOR SALARIED EMPLOYEES
        ITEM 27b-SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
               SCHEDULE OF PARTICIPANT LOANS IN DEFAULT
                              (Continued)
                           DECEMBER 31, 1993

      Identity and        Original   Amount Received      Unpaid
   Address of Obligor      Amount    During Reporting     Balance
                             of           Year           at End
                            Loan    Principal  Interest    of Year

(a)    (b)                (c)      (d)         (e)        (f)

       Palma Cilea        $8,000   $1,150      $473       $1,507
        Newburgh, NY
       Sherry Harris       4,000      431       177        3,855
        Seattle, WA
       Robin Raybourne     3,500      330       114        2,851
        Salem, OR
       Robert Sampson      20,000   1,680       129        2,843
        Salt Lake City,
        UT
       Katherine Majcher    3,000     663       213        2,119
        Scottsdale, AZ
       Mary Panos          16,500     338     1,048       28,515
        Glendale, AZ
       Runyon Jackson      12,000   1,483       432       11,490
        Troutdale, OR
       Larry Clark          3,000       0         0        1,463
        Denver, CO
       Kathy Smith          2,000     589        31           33
        Redmond, WA
       Terrence Cole        8,000     168        37        3,892
        Plymouth, MN
       Katherine Gaines    20,000     792       232       14,338
        Morristown, NJ
       Mary Meyer           4,000   1,054       116          910
        St. Paul, MN
       Stella Ley          10,000   2,188       117          256
        Seattle, WA
       Sharilyn Nodsle     19,000     829       353       21,513
        Bainbridge Is,
         WA
       Jeffrey Acord        3,000       0         0        1,178
        Evergreen, CO
       Bryon Washington     4,000       0         0        2,970
        Redmond, WA
       Linda Montgomery     2,500     637        35           32
        Lakewood, CO
       Connie Wellito       4,000       0         0        4,748
        Aurora, CO
       Margia Wright        5,000      87        36        5,811
        Champlin, MN
       Jeffrey Gould        7,000     656       134        4,405
        Loveland, CO

      Identity and      Original     Amount Received      Unpaid
   Address of Obligor    Amount      During Reporting     Balance
                           of             Year            at End
                          Loan      Principal Interest    of Year

(a)    (b)              (c)         (d)        (e)        (f)
       Tyrone Moreno      3,000       0          0             76
        Omaha, NE
       William Prohs      3,000     650         41            154
        Colorado
         Springs, CO
       Cathy Kilstron     8,000     406        106          6,919
        Eagan, MN
       Rebecca Kenny     10,000     240         18          1,809
        Denver, CO
       Richard Whitworth  5,000   1,325         83            128
        Bothell, WA
       H. L. Walter      21,000       0          0            527
        Falls Church, VA
       Diane Smith        2,500       0          0          3,001
        Phoenix, AZ
       Marilyn Subala     3,000      38          1             39
        Redmond, WA
       Terri Dunnington   1,000     913         49             88
        Northglenn, CO
       Chris Zamora       9,000     901         30            233
        Westminster, CO
       Ruth Rogers       10,000   1,220         34             38
        Castle Rock, CO
       Mary Cornell       3,000     151          4             78
        Avondale, AZ
       April Valenzuela   2,000     639        100          1,199
        Boston, MA
       Michael Lopez      3,000       0          0          2,341
        Somerville, NJ
       Larry Luman       12,000   1,820        638          9,217
        Lisle, IL
       Marilyn Felkner    6,500     400        118          6,545
        Salt Lake City,
         UT

        Identity and       Original     Amount Received      Unpaid
     Address of Obligor     Amount      During Reporting     Balance
                              of              Year           at End
                             Loan       Principal  Interest  of Year
(a)   (b)                  (c)          (d)        (e)        (f)

      Wendy Smalley          5,500        2,768      165         128
       Clearfield, UT
      Susan Ridley           3,000          726       42          77
       Snohomish, WA
      Charles Patka          7,000        1,504       82         179
       Renton, WA
      Wesley Devries        12,500        4,205      264         406
       Roy, WA
      Frankie White          1,000            0        0       1,039
       Seattle, WA
      Carol Dickson          2,000          699       39         185
       Kent, WA
      Florencia Santos       8,500          652      242       6,085
       Bellevue, WA
      Emiko Kawai           14,000          707       17         361
       Portland, OR
      David Applegate       10,000            0        0       5,686
       Renton, WA
      David League          10,000          808       96       3,055
       Highlands Ranch,
        CO
      Deirdre Murray         6,000          273        5         278
       Arlington, VA
      Darcy Koke            10,500          363      165      12,135
       Kent, WA
      Frank Ethoffer         3,000        1,097       74          98
       Omaha, NE
      Anne Stiker            7,000          429      181       7,552
       Littleton, CO
      Frances Hicks          1,500          373       19          49
       Aurora, CO
      Jean Ajayi             7,000            0        0       7,348
       Denver, CO

NOTE: None of the participant loans in default or classified as uncollectible were with a party-in-interest. No loans were renegotiated during the year. All loans are secured by the participant's account.
The company will collect overdue amounts through either payroll deductions or foreclosure upon a distributable event.

      Identity and      Loan    Maturity  Interest  Type of  Amount Overdue
       Address of       Date      Date      Rate     Loan
        Obligor                                      (Per-
                                                      sonal/
                                                     Residen-  Prin-  Inte-
                                                      tial)    cipal  rest

(a) (b)                (g1)    (g2)      (g3)     (g4)     (h)      (i)

    Palma Cilea        09/91   09/95     10.00    P        $3,343   $1,070
     Newburgh, NY
     Sherry Harris     08/91   08/95     10.00    P         1,431      563
      Seattle, WA
     Robin Raybourne   11/91   11/95     10.00    P           635      365
      Salem, OR
     Robert Sampson    08/89   08/93     11.00    P         2,766       77
      Salt Lake City,
       UT
     Katherine Majcher 04/91   04/95     10.25    P           780      261
      Scottsdale, AZ
     Mary Panos        07/90   07/04     11.50    R           921   13,086
      Glendale, AZ
     Runyon Jackson    11/92   11/95      9.25    P         2,182    1,264
      Troutdale, OR
     Larry Clark       02/90   02/93     10.50    P         1,365       98
      Denver, CO
     Kathy Smith       09/90   09/93     10.75    P            32        1
      Redmond, WA
     Terrence Cole     08/90   08/94     10.50    P         2,000      317
      Plymouth, MN
     Katherine Gaines  06/90   06/94     10.50    P         9,687    1,671
      Morristown, NJ
     Mary Meyer        03/90   03/93     10.50    P           879       31
      St. Paul, MN
     Stella Ley        10/88   10/92     10.50    P           254        2
      Seattle, WA
     Sharilyn Nodsle   01/93   01/97      9.00    P         2,944     3,342
      Bainbridge Is,
       WA
     Jeffrey Acord     03/89   03/92     11.00    P         1,111        67
      Evergreen, CO
     Bryon Washington  08/88   08/92     10.50    P         2,613       357
      Redmond, WA
     Linda Montgomery  11/89   11/93     10.50    P            32         0
      Lakewood, CO
     Connie Wellito    03/93   03/97      8.75    P           648       748
      Aurora, CO
     Margia Wright     03/93   03/97      8.75    P           723       898
      Champlin, MN
     Jeffrey Gould     11/91   11/94     10.00    P         1,689       351
      Loveland, CO

     Identity and    Loan  Maturity Interest Type of  Amount Overdue
     Address of      Date    Date     Rate    Loan   (Personal/Residential
     Obligor                                        Prin-     Inte-
                                                    cipal     rest
(a) (b)             (g1)  (g2)     (g3)     (g4)     (h)       (i)
    Tyrone Moreno   01/87 01/91     9.50    P         75         1
      Omaha, NE
     William Prohs  11/89 11/93    10.50    P        152         2
      Colorado
       Springs, CO
     Cathy Kilstron 05/92 05/93     9.50    P      2,150       709
      Eagan, MN
     Rebecca Kenny  03/88 03/92    11.00    P      1,745        65
      Denver, CO
     Richard
      Whitworth     12/89 12/93    10.50    P        127         1
      Bothell, WA
     H. L. Walter   12/86 12/90     9.50    P        523         4
      Falls Church,
      VA
     Diane Smith    09/92 09/96     9.25    P        782        501
      Phoenix, AZ
     Marilyn
      Subala        01/89 01/93    11.00    P         39          0
      Redmond, WA
     Terri
      Dunnington    12/92 12/93     9.00    P         87          1
      Northglenn, CO
     Chris Zamora   05/89 05/93    11.00    P        231          2
      Westminster, CO
     Ruth Rogers    05/89 05/93    11.00    P         37          1
      Castle Rock, CO
     Mary Cornell   04/89 04/93    11.00    P         77          1
      Avondale, AZ
     April
      Valenzuela    09/91 09/93    10.00    P      1,132         67
      Boston, MA
     Michael Lopez  09/89 09/92    10.50    P      2,103        238
      Somerville, NJ
     Larry Luman    02/91 02/95    10.50    P      4,044      1,141
      Lisle, IL
     Marilyn
      Felkner       10/92 10/95     9.25    P      1,601        761
      Salt Lake City,
       UT

    Identity and   Loan   Maturity Interest  Type of     Amount Overdue
    Address of     Date     Date     Rate     Loan
    Obligor                                 (Personal/
                                             Residen-   Principal  Interest
                                              tial)
(a)(b)             (g1)   (g2)      (g3)     (g4)       (h)        (i)

   Wendy Smalley   12/90  12/92     10.50    P          125           2
      Clearfield,
      UT
     Susan Ridley  11/89  11/93     10.50    P           76           1
      Snohomish, WA
     Charles Patka 10/89  10/93     10.50    P          178           1
      Renton, WA
     Wesley
      Devries      12/90  12/93     10.50    P          403           3
      Roy, WA
     Frankie White 04/93  04/96      9.75    P          200         139
      Seattle, WA
     Carol Dickson 09/91  09/93     10.00    P          183           2
      Kent, WA
     Florencia
      Santos       07/92  07/96      9.25    P          812         808
      Bellevue, WA
     Emiko Kawai   02/89  02/93     11.00    P          359           2
      Portland, OR
     David
      Applegate    06/89  06/93     11.00    P        5,128         558
      Renton, WA
     David League  08/89  08/93     11.00    P        2,945         110
      Highlands Ranch,
       CO
     Deirdre
      Murray       01/90  01/92     10.50    P          276           2
      Arlington, VA
     Darcy Koke    05/92  05/96      9.50    P        3,326       1,998
      Kent, WA
     Frank
      Ethoffer     12/89  12/92     10.50    P           97           1
      Omaha, NE
     Anne Stiker   01/93  01/97      9.00    P          961       1,181
      Littleton, CO
     Frances Hicks 09/90  09/93     10.75    P           49           0
      Aurora, CO
     Jean Ajayi    10/89  10/93     10.50    P        6,152       1,196
      Denver, CO

NOTE: None of the participant loans in default or classified as uncollectible were with a party-in-interest. No loans were renegotiated during the year. All loans are secured by the participant's account. The company will collect overdue amounts through either payroll deductions or foreclosure upon a distributable event.